UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 4, 2020

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On February 4, 2020, SBA Communications Corporation (“SBA”) and U.S. Bank National Association, as trustee, executed an indenture (the “Indenture”) pursuant to which SBA issued its 3.875% Senior Notes due 2027 (the “Notes”). The Notes have an interest coupon of 3.875% and were issued at a price of 100% of their face value. Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2020. The Notes mature on February 15, 2027.

SBA may redeem the Notes, in whole or in part, at any time on or after February 15, 2023 at the applicable redemption price. In addition, until February 15, 2023, SBA may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price of 103.875% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, and additional interest, if any, to the redemption date. SBA may also redeem any of the Notes at any time prior to February 15, 2023 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, and additional interest, if any, to, the redemption date. The Applicable Premium means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at February 15, 2023 (as set forth in the Indenture), plus (2) all required interest payments due on such Note through February 15, 2023 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the treasury rate on such redemption date plus 50 basis points over (B) the principal amount of such Note.

The Notes are SBA’s senior unsecured obligations and are not guaranteed by any of its subsidiaries. The Notes rank equally in right of payment with SBA’s existing and future senior unsecured debt, and senior in right of payment to SBA’s future subordinated debt, if any. The Notes are effectively subordinated to any of SBA’s existing and future secured debt to the extent of the value of the assets securing such debt. In addition, the Notes are structurally subordinated to all existing and future debt and other liabilities of SBA’s subsidiaries.

If SBA experiences a Change of Control and a Ratings Decline (each as defined in the Indenture), each holder of the Notes will have the right to require SBA to repurchase all or any part, of such holder’s Notes at a repurchase price equal to 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest, if any, and additional interest, if any, to the repurchase date.

The Indenture provides that each of the following is an Event of Default (as defined in the Indenture) with respect to the Notes: (1) default for 30 days in the payment when due of interest, or additional interest, if any, with respect to the Notes; (2) default in payment when due of the principal of or premium, if any, on the Notes; (3) failure by SBA or any of the Restricted Subsidiaries (as defined in the Indenture) to comply with covenants relating to a merger, consolidation or a sale of assets, as described in the Indenture, or failure by SBA to consummate a Change of Control Offer or Asset Sale Offer (each as defined in the Indenture) in accordance with the provisions of the Indenture applicable to the offers; (4) subject to a notice requirement and a cure period, failure by SBA or any of the Restricted Subsidiaries to perform any other covenant in the Indenture, other than a covenant specified in clauses (1), (2) or (3) above, that continues for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described in the Indenture) after notice to comply; (5) default under any Indebtedness (as defined in the Indenture) for money borrowed by SBA or any of its Significant Subsidiaries (as defined in the Indenture), or the payment of which is guaranteed by SBA or any of its Significant Subsidiaries, whether such Indebtedness or guarantee now exists or is created after February 4, 2020, which default (a) is caused by a failure to pay principal of or premium, if any, interest, if any, or Additional Interest (as defined in the Indenture), if any, with respect to the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”); or (b) results in the acceleration of the Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (6) failure by SBA or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or (7) certain events of bankruptcy or insolvency described in the Indenture with respect to SBA or any of its Restricted Subsidiaries.

If any Event of Default occurs and is continuing, the trustee under the Indenture or the holders of at least 25% in aggregate principal amount of the then outstanding Notes and the trustee may, and the trustee at the request of such holders will, declare all the Notes to be due and payable immediately. If certain bankruptcy and insolvency Events of Default specified in the Indenture occur with respect to SBA, all outstanding Notes will become due and payable without any other act on the part of the trustee or the holders.

The Indenture contains customary covenants, including restrictions on SBA’s ability to incur indebtedness, or liens securing indebtedness, merge, consolidate or sell assets, make restricted payments, including paying dividends or making other distributions, enter into transactions with affiliates, enter into sale and leaseback transactions and issue guarantees of indebtedness. The covenants are subject to a number of exceptions and qualifications.

Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking, hedging and other financial advisory and commercial dealings with SBA and its affiliates. In addition, certain of the initial purchasers or their affiliates serve in various roles under SBA’s Senior Credit Agreement, and certain of the initial purchasers or their affiliates hold or may hold a portion of the 2014 4.875% senior notes due 2022 (the “2014 4.875% Notes”) from time to time and, accordingly, will receive a portion of the net proceeds from the offering, which will be used to redeem the 2014 4.875% Notes and repay borrowings under the Revolving Credit Facility.

Registration Rights Agreement

On February 4, 2020, in connection with the issuance of the Notes, SBA entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc., as representative of the initial purchasers. Pursuant to the terms of the Registration Rights Agreement, SBA agreed to use its reasonable best efforts to (i) file a registration statement with respect to an offer to exchange the Notes for new notes registered under the Securities Act of 1933, as amended, (ii) have such registration statement remain effective until 180 days after the last date of acceptance for exchange for use by one or more participating broker-dealers, (iii) commence the exchange offer promptly after the registration statement is declared effective by the Securities and Exchange Commission and (iv) complete the exchange offer on or prior to January 29, 2021. If SBA fails to satisfy certain filing and other obligations with respect to the exchange, SBA will be obligated to pay additional interest of 0.25% per annum for the first 90-day period and an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, until SBA’s registration obligations are fulfilled, up to a maximum of 1.00% per annum.

The description above is qualified in its entirety by the Indenture and the Registration Rights Agreement which are filed with this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.30	Indenture, dated as of February 4, 2020, between SBA Communications Corporation and U.S. Bank National Association.

4.31	Form of 3.875% Senior Notes due 2027 (included in Exhibit 4.30).

10.94

Registration Rights Agreement, dated February 4, 2020, between SBA Communications Corporation and Citigroup Global Markets Inc., as representative of the several initial purchasers listed on Schedule 1 thereto.

10.95	Purchase Agreement, dated January 21, 2020, between SBA Communications Corporation and Citigroup Global Markets Inc., as representative of the several initial purchasers listed on Schedule 1 thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: February 7, 2020